Lake Shore Bancorp, Inc. Announces

Second Quarter 2024 Financial Results

DUNKIRK, N.Y. — July 24, 2024 — Lake Shore Bancorp, Inc. (the “Company”) (NASDAQ: LSBK), the holding company for Lake Shore Savings Bank (the “Bank”), reported unaudited net income of $1.1 million, or $0.19 per diluted share, for the second quarter of 2024 compared to net income of $816,000, or $0.14 per diluted share, for the second quarter of 2023. For the first six months of 2024, the Company reported unaudited net income of $2.1 million, or $0.36 per diluted share, as compared to $2.5 million, or $0.43 per diluted share, for the first six months of 2023. The increase in net income during the second quarter of 2024 was primarily driven by a reduction in non-interest expense when compared to the second quarter of 2023. Furthermore, the Company reduced its reliance on wholesale funding by $23.0 million while growing organic deposits during the first half of 2024.

“I am pleased with Lake Shore's earnings for the second quarter of 2024 and year-to-date. We continue to remain disciplined and focused on executing our strategic plan and it is beginning to bear results," stated Kim C. Liddell, President, CEO, and Director. "I am proud of our team and their efforts to enhance shareholder value and the overall performance of the organization."

Second Quarter 2024 and Year-to-Date Financial Highlights:

•
Net income increased to $1.1 million during the second quarter of 2024, an increase of $300,000, or 36.8%, when compared to the second quarter of 2023. Net income was positively impacted by a decrease in non-interest expenses associated with a decline in professional services expense of $451,000, or 53.2%;
•
Reduced reliance on wholesale funding with the repayment of $11.0 million of brokered certificates of deposit ("CDs") and $12.0 million of Federal Home Loan Bank of New York ("FHLBNY") borrowings through organic deposit growth of 1.65% during the first half of 2024;
•
At June 30, 2024 and December 31, 2023, the Company’s percentage of uninsured deposits to total deposits was 12.0% and 12.8%, respectively; and
•
The Bank's capital position remains "well capitalized" with a Tier 1 Leverage ratio of 13.02% and a Total Risk-Based capital ratio of 18.64% at June 30, 2024.

Net Interest Income

Net interest income for the second quarter of 2024 decreased $1.0 million, or 16.2%, to $5.2 million as compared to $6.2 million for the second quarter of 2023. Net interest margin and interest rate spread were 3.14% and 2.56%, respectively, for the second quarter of 2024 as compared to 3.65% and 3.29%, respectively, for the second quarter of 2023.

Net interest income for the first half of 2024 decreased $2.2 million, or 17.3%, to $10.3 million as compared to $12.5 million for the first half of 2023. Net interest margin and interest rate spread were 3.12% and 2.55%, respectively, for the first half of 2024 as compared to 3.71% and 3.39%, respectively, for the first half of 2023.

Interest income for the second quarter of 2024 was $8.8 million, an increase of $284,000, or 3.4%, compared to $8.5 million for the second quarter of 2023. The increase was primarily due to a 30 basis points increase in the average yield on interest-earning assets due to an increase in market interest rates, partially offset by a decrease in the average balance of interest-earning assets of $17.8 million, or 2.6%.

Interest income for the first half of 2024 was $17.4 million, an increase of $942,000, or 5.7%, compared to $16.4 million for the first half of 2023. The increase was primarily due to a 37 basis points increase in the average yield on interest-earning assets due to an increase in market interest rates, partially offset by a decrease in the average balance of interest-earning assets of $12.7 million, or 1.9%.

Interest expense for the second quarter of 2024 was $3.5 million, an increase of $1.3 million, or 57.3%, from $2.3 million for the second quarter of 2023. The increase in interest expense was primarily due to a 103 basis points increase in the average interest rate paid on interest-bearing liabilities, partially offset by a decrease in the average balance of interest-bearing liabilities of $12.7 million, or 2.4%. During the second quarter of 2024, there was a $1.5 million increase in interest expense on total deposit accounts when compared to the second quarter of 2023 due to a 117 basis points increase in the average interest rate paid on total deposits along with an increase in average total deposit balances of $1.7 million, or 0.3%. The increase in the average interest rate paid on deposit accounts was primarily due to the increase in market interest rates and deposit competition. This increase was partially offset by a decrease in interest expense on borrowed funds and other interest-bearing liabilities of $164,000, or 48.1%, in the second quarter of 2024 when compared to the second quarter of 2023, primarily due to a $14.4 million decrease in the average balance of borrowed funds and other interest-bearing liabilities outstanding as we reduced our FHLBNY borrowings.

Interest expense for the first half of 2024 was $7.0 million, an increase of $3.1 million, or 79.4%, from $3.9 million for the first half of 2023. The increase in interest expense was primarily due to a 121 basis points increase in average interest rate paid on interest-bearing liabilities, partially offset by a decrease in the average balance of interest-bearing liabilities of $6.6 million, or 1.2%. During the first half of 2024, there was a $3.4 million increase in interest expense on total deposit accounts when compared to the first half of 2023 due to a 135 basis points increase in the average interest rate paid on total deposits along with an increase in average total deposit balances of $6.7 million, or 1.4%. The increase in the average interest rate paid on deposit accounts was primarily due to the increase in market interest rates and deposit competition. This increase was partially offset by a decrease in interest expense on borrowed funds and other interest-bearing liabilities of $279,000, or 40.6%, during the first half of 2024 when compared to the first half of 2023, primarily due to a $13.3 million decrease in the average balance of borrowed funds and other interest-bearing liabilities outstanding as we reduced our FHLBNY borrowings.

Non-Interest Income

Non-interest income was $738,000 for the second quarter of 2024, an increase of $185,000, or 33.5%, as compared to the second quarter of 2023. The increase was primarily due to a $111,000 increase in earnings on bank-owned life insurance in connection with the restructuring of bank-owned life insurance during the fourth quarter of 2023 and a $49,000 increase related to the loss on the sale of securities available for sale that occurred during the second quarter of 2023 as part of a balance sheet restructuring.

Non-interest income was $1.4 million for the first half of 2024, an increase of $338,000, or 30.5%, as compared to the first half of 2023. The increase was primarily due to a $221,000 increase in earnings on bank-owned life insurance in connection with the restructuring of bank-owned life insurance during the fourth quarter of 2023, a favorable variance of $58,000 related to interest rate swaps during the first half of 2024 as a result of unwinding the swaps during 2023, and a $49,000 increase related to the loss on the sale of securities available for sale that occurred during the first half of 2023 as part of a balance sheet restructuring.

Non-Interest Expense

Non-interest expense was $4.9 million for the second quarter of 2024, a decrease of $1.0 million, or 17.0%, as compared to $5.9 million for the second quarter of 2023. The decrease related primarily to a decline in professional services expense of $451,000, or 53.2%, as a result of a decrease in the use of external consultants. Additionally, advertising costs decreased by $163,000, or 91.1%, due to a decrease in marketing spending. As a result of management's efforts to rationalize staffing and optimize operating expenses, salaries and employee benefits decreased by $155,000, or 5.5%.

Non-interest expense was $9.9 million for the first half of 2024, a decrease of $1.5 million, or 13.4%, as compared to $11.4 million for the first half of 2023. The decrease related primarily to a decline in professional services expense of $974,000, or 57.4%, as a result of a decrease in the use of external consultants. Additionally, advertising costs decreased by $290,000, or 81.2%, due to a decrease in marketing spending. As a result of management's efforts to rationalize staffing and optimize operating expenses, salaries and employee benefits decreased by $177,000, or 3.2% and occupancy and equipment expenses decreased by $113,000, or 7.5%. These decreases were partially offset by an increase in data processing costs of $47,000, or 5.5%, primarily due to an increase in costs related to core system maintenance and enhancements to existing IT security protocols and an increase in FDIC insurance expense of $32,000, or 6.0%, when compared to the prior year period due to an increase in premium assessments related to regulatory matters.

Credit Quality

The Company's allowance for credit losses on loans was $5.9 million at June 30, 2024 as compared to $6.5 million at December 31, 2023. The Company's allowance for credit losses on unfunded commitments was $392,000 at June 30, 2024 as compared to $485,000 at December 31, 2023.

Non-performing assets as a percentage of total assets increased to 0.56% at June 30, 2024 as compared to 0.47% at December 31, 2023 as a result of a decrease in total assets and a marginal increase in non-performing assets. The Company’s allowance for credit losses on loans as a percent of net loans was 1.08% at June 30, 2024 and 1.16% at December 31, 2023. The decline in the allowance for credit losses to net loans was primarily due to a decrease in the quantitative loss factors derived from historical loss rates calculated in the vintage model as well as a decrease in the qualitative loss factor derived from the forecasting factor.

Balance Sheet Summary

Total assets at June 30, 2024 were $711.0 million, a $14.1 million decrease, or 1.9%, as compared to $725.1 million at December 31, 2023. Cash and cash equivalents increased by $7.3 million, or 13.5%, from $53.7 million at December 31, 2023 to $61.0 million at June 30, 2024. The increase was primarily due to a decrease in total loans related to loan paydowns, the cash proceeds received from the restructure of bank-owned life insurance, and a decrease in securities available-for-sale, partially offset by a decrease in total borrowings. Securities available for sale were $57.3 million at June 30, 2024 as compared to $60.4 million at December 31, 2023. Loans receivable, net at June 30, 2024 and December 31, 2023 were $544.3 million and $555.8 million, respectively. Total deposits at June 30, 2024 were $589.4 million, a decrease of $1.5 million, or 0.3%, due to the repayment of $11.0 million in brokered CDs, compared to $590.9 million at December 31, 2023. Total borrowings decreased to $23.3 million at June 30, 2024, a decrease of $12.0 million, or 34.0% as compared to $35.3 million as of December 31, 2023 as we reduced our FHLBNY borrowings.

Stockholders’ equity at June 30, 2024 was $86.9 million, a $658,000 increase, or 0.8%, as compared to $86.3 million at December 31, 2023. The increase in stockholders’ equity was primarily attributed to $2.1 million in net income earned during the first half of 2024, partially offset by a $1.2 million unrealized loss on the available-for-sale securities portfolio recognized as an other comprehensive loss during the period and the payment of the first quarter 2024 dividend to shareholders other than Lake Shore, MHC in the amount of $378,000.

About Lake Shore

Lake Shore Bancorp, Inc. (NASDAQ Global Market: LSBK) is the mid-tier holding company of Lake Shore Savings Bank, a federally chartered, community-oriented financial institution headquartered in Dunkirk, New York. The Bank has eleven full-service branch locations in Western New York, including five in Chautauqua County and six in Erie County. The Bank offers a broad range of retail and commercial lending and deposit services. The Company’s common stock is traded on the NASDAQ Global Market as “LSBK”. Additional information about the Company is available at www.lakeshoresavings.com.

Safe-Harbor

This release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that are based on current expectations, estimates and projections about the Company’s and the Bank’s industry, and management’s beliefs and assumptions. Words such as anticipates, expects, intends, plans, believes, estimates and variations of such words and expressions are intended to identify forward-looking statements. Such statements reflect management’s current views of future events and operations. These forward-looking statements are based on information currently available to the Company as of the date of this release. It is important to note that these forward-looking statements are not guarantees of future performance and involve and are subject to significant risks, contingencies, and uncertainties, many of which are difficult to predict and are generally beyond our control including, but not limited to, compliance with the Bank’s Consent Order and an Individual Minimum Capital Requirement both issued by the Office of the Comptroller of the Currency, compliance with the Written Agreement with the Federal Reserve Bank of Philadelphia, data loss or other security breaches, including a breach of our operational or security systems, policies or procedures, including cyber-attacks on us or on our third party vendors or service providers, economic conditions, the effect of changes in monetary and fiscal policy, inflation, unanticipated changes in our liquidity position, climate change, geopolitical conflicts, public health issues, increased unemployment, deterioration in the credit quality of the loan portfolio and/or the value of the collateral securing repayment of loans, reduction in the value of investment securities, the cost and ability to attract and retain key employees, regulatory or legal developments, tax policy changes, dividend policy changes, and our ability to implement and execute our business plan and strategy and expand our operations. These factors should be considered in evaluating forward looking statements and undue reliance should not be placed on such statements, as our financial performance could differ materially due to various risks or uncertainties. We do not undertake to publicly update or revise our forward-looking statements if future changes make it clear that any projected results expressed or implied therein will not be realized.

# # # # #

Source: Lake Shore Bancorp, Inc.

Category: Financial

Investor Relations/Media Contact

Taylor M. Gilden

Chief Financial Officer and Treasurer

Lake Shore Bancorp, Inc.

31 East Fourth Street

Dunkirk, New York 14048

(716) 366-4070 ext. 1065

Selected Financial Condition Data
	June 30,	December 31,
	2024	2023
	(Unaudited)
	(Dollars in thousands)

Total assets	$711,042	$725,118
Cash and cash equivalents	60,987	53,730
Securities available for sale, fair value	57,309	60,442
Loans receivable, net	544,337	555,828
Deposits	589,395	590,924
Long-term debt	23,250	35,250
Stockholders’ equity	86,932	86,273

Condensed Statements of Income
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
	(Unaudited)
	(Dollars in thousands, except per share amounts)

Interest income	$8,754	$8,470	$17,363	$16,421
Interest expense	3,548	2,256	7,024	3,916
Net interest income	5,206	6,214	10,339	12,505
(Credit) provision for credit losses	(285)	(187)	(637)	(812)
Net interest income after (credit) provision for credit losses	5,491	6,401	10,976	13,317
Total non-interest income	738	553	1,445	1,107
Total non-interest expense	4,897	5,901	9,892	11,418
Income before income taxes	1,332	1,053	2,529	3,006
Income tax expense	216	237	399	506
Net income	$1,116	$816	$2,130	$2,500
Basic and diluted earnings per share	$0.19	$0.14	$0.36	$0.43

	Three Months Ended			Three Months Ended
	June 30, 2024			June 30, 2023
	Average	Interest Income/	Yield/	Average	Interest Income/	Yield/
	Balance	Expense	Rate(2)	Balance	Expense	Rate(2)
	(Dollars in thousands)
Interest-earning assets:
Interest-earning deposits & federal funds sold	$52,618	$647	4.92%	$38,438	$489	5.09%
Securities(1)	58,988	414	2.81%	69,926	501	2.87%
Loans, including fees	551,091	7,693	5.58%	572,129	7,480	5.23%
Total interest-earning assets	662,697	8,754	5.28%	680,493	8,470	4.98%
Other assets	49,661			45,622
Total assets	$712,358			$726,115

Interest-bearing liabilities
Demand & NOW accounts	$67,167	$16	0.10%	$77,525	$19	0.10%
Money market accounts	140,759	947	2.69%	132,748	376	1.13%
Savings accounts	60,528	10	0.07%	71,307	12	0.07%
Time deposits	228,023	2,398	4.21%	213,224	1,508	2.83%
Total deposits	496,477	3,371	2.72%	494,804	1,915	1.55%
Borrowed funds & other interest-bearing liabilities	25,313	177	2.80%	39,676	341	3.44%
Total interest-bearing liabilities	521,790	3,548	2.72%	534,480	2,256	1.69%
Other non-interest bearing liabilities	104,529			107,738
Stockholders' equity	86,039			83,897
Total liabilities & stockholders' equity	$712,358			$726,115
Net interest income		$5,206			$6,214
Interest rate spread			2.56%			3.29%
Net interest margin			3.14%			3.65%

(1) The tax equivalent adjustment for bank qualified tax exempt municipal securities results in rates of 3.20% and 3.27% for the three months ended June 30, 2024 and 2023, respectively.

(2) Annualized.

	Six Months Ended			Six Months Ended
	June 30, 2024			June 30, 2023
	Average	Interest Income/	Yield/	Average	Interest Income/	Yield/
	Balance	Expense	Rate(2)	Balance	Expense	Rate(2)
	(Dollars in thousands)
Interest-earning assets:
Interest-earning deposits & federal funds sold	$48,329	$1,246	5.16%	$29,558	$655	4.43%
Securities(1)	60,358	838	2.78%	72,935	1,039	2.85%
Loans, including fees	553,621	15,279	5.52%	572,501	14,727	5.14%
Total interest-earning assets	662,308	17,363	5.24%	674,994	16,421	4.87%
Other assets	50,263			45,785
Total assets	$712,571			$720,779

Interest-bearing liabilities
Demand & NOW accounts	$68,460	$33	0.10%	$78,851	$38	0.10%
Money market accounts	140,277	1,913	2.73%	138,316	686	0.99%
Savings accounts	61,606	21	0.07%	73,527	22	0.06%
Time deposits	225,101	4,648	4.13%	198,060	2,482	2.51%
Total deposits	495,444	6,615	2.67%	488,754	3,228	1.32%
Borrowed funds & other interest-bearing liabilities	27,434	409	2.98%	40,721	688	3.38%
Total interest-bearing liabilities	522,878	7,024	2.69%	529,475	3,916	1.48%
Other non-interest bearing liabilities	103,414			108,053
Stockholders' equity	86,279			83,251
Total liabilities & stockholders' equity	$712,571			$720,779
Net interest income		$10,339			$12,505
Interest rate spread			2.55%			3.39%
Net interest margin			3.12%			3.71%

(1) The tax equivalent adjustment for bank qualified tax exempt municipal securities results in rates of 3.16% and 3.27% for the six months ended June 30, 2024 and 2023, respectively.

(2) Annualized.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
	(Unaudited)
Selected Financial Ratios:
Return on average assets	0.63%	0.45%	0.60%	0.69%
Return on average equity	5.19%	3.92%	4.94%	6.00%
Average interest-earning assets to average interest-bearing liabilities	127.00%	127.32%	126.67%	127.48%
Interest rate spread	2.56%	3.29%	2.55%	3.39%
Net interest margin	3.14%	3.65%	3.12%	3.71%
Efficiency ratio	82.39%	87.22%	83.94%	83.89%

	June 30,	December 31,
	2024	2023
	(Unaudited)

Asset Quality Ratios:
Non-performing loans as a percentage of net loans	0.73%	0.60%
Non-performing assets as a percentage of total assets	0.56%	0.47%
Allowance for credit losses as a percentage of net loans	1.08%	1.16%
Allowance for credit losses as a percentage of non-performing loans	148.20%	193.09%

	June 30,	December 31,
	2024	2023
	(Unaudited)

Share and Capital Information:
Common stock, number of shares outstanding	5,737,036	5,686,288
Treasury stock, number of shares held	1,099,478	1,150,226
Book value per share	$15.15	$15.17
Tier 1 leverage ratio	13.02%	12.68%
Risk-based capital ratio	18.64%	17.77%